Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated as of October 21, 2022, is entered into by and among FAT Brands Inc., a Delaware corporation (“FAT Brands”), and Twin Peaks Holdings, LLC, a Delaware limited liability company (“Seller”).

RECITALS

WHEREAS, FAT Brands, Seller and Twin Peaks Buyer, LLC, a Delaware limited liability company (the “Company”), have entered into that certain Unit Purchase Agreement, dated as of August 31, 2021 (the “Purchase Agreement”);

WHEREAS, in connection with the determination of the Closing Cash Proceeds under the Purchase Agreement, (i) FAT Brands delivered a Closing Statement to Seller on December 16, 2021, setting forth its calculations of the Closing Cash Proceeds and (ii) Seller delivered an Objection Notice to FAT Brands on January 19, 2022, setting forth its disagreement with the Closing Statement;

WHEREAS, FAT Brands and Seller desire to resolve their disagreements with respect to the post-Closing purchase price adjustment contemplated by Section 2.04 of the Purchase Agreement (the “Purchase Price Adjustment”);

WHEREAS, in connection with the Purchase Agreement, FAT Brands and Seller entered into that certain Put/Call Agreement, dated as of October 1, 2021 (the “Put/Call Agreement”), pursuant to which, among other things, Seller was entitled to require FAT Brands to purchase 1,793,858 shares of 8.25% Series B Cumulative Preferred Stock of FAT Brands (the “Initial Put/Call Shares”) on March 31, 2022 (the “Initial Put/Call Closing”) for $42,500,000 (the “Initial Put/Call Price”), and to purchase 1,053,535 shares of 8.25% Series B Cumulative Preferred Stock of FAT Brands (the “Secondary Put/Call Shares”) on September 30, 2022 (the “Secondary Put/Call Closing”) for $25,000,000 (the “Secondary Put/Call Price”);

WHEREAS, in accordance with the Put/Call Agreement, Seller delivered a Put Notice (as defined therein) to FAT Brands on October 7, 2021, exercising its right to require FAT Brands to purchase the Initial Put/Call Shares for the Initial Put/Call Price and exercising its right to require FAT Brads to purchase the Secondary Put/Call Shares for the Secondary Put/Call Price;

WHEREAS, FAT Brands has not consummated the Initial Put/Call Closing or the Secondary Put/Call Closing as contemplated by the Put/Call Agreement and Put Notice;

WHEREAS, FAT Brands owns all of the issued and outstanding membership interests of FBR-I HoldCo LLC, a Delaware limited liability company (“HoldCo,” and such membership interests, the “Equity Interests”);

WHEREAS, prior to the date hereof, Fat Brands Royalty I, LLC issued certain Series 2022-1 4.75% Fixed Rate Senior Secured Notes, Class A-2 in an initial principal amount of $12,696,000 (CUSIP: 31189TAJ3) and Series 2022-1 8.00% Fixed Rate Senior Subordinated Secured Notes, Class B-2 in an initial principal amount of $14,232,000 (CUSIP: 31189TAK0) (collectively, the “Class A/B Notes”) which, as of the date hereof, are owned, beneficially and of record, by HoldCo;

WHEREAS, prior to the date hereof, Fat Brands Royalty I, LLC issued certain Series 2022-1 9.00% Fixed Rate Subordinated Secured Notes, Class M-2 in an initial principal amount of $19,617,000 (CUSIP: 31189TAL8) (the “Class M Notes,” and together, with the Class A/B Notes, the “Notes”) which, as of the date hereof, are owned, beneficially and of record, by HoldCo;

WHEREAS, as of the date hereof, HoldCo’s sole asset is its ownership in, and of, the Notes, and Holdco does not have any other properties, assets, liabilities or obligations;

WHEREAS, FAT Brands desires and intends to transfer, assign and convey to Seller, and Seller desires to accept and receive, the Equity Interests (i) in satisfaction of FAT Brands’ obligations to Seller with respect to the Initial Put/Call Shares (the “Initial Exchange Shares”) and satisfaction of the Initial Put/Call Price of $42,500,000, and (ii) in partial satisfaction of FAT Brands’ obligations to Seller with respect to 27,973 of the Secondary Put/Call Shares (the “Secondary Exchange Shares,” and together, with the Initial Exchange Shares, the “Exchange Shares”) and satisfaction of the Secondary Put/Call Price of $663,790, in each case, in accordance with the terms hereof;

WHEREAS, (i) as of the date hereof, there are accrued but unpaid cash dividends on the Exchange Shares for the period of October 1 to October 21 of $219,189.05 (the “Accrued Exchange Shares Dividend Amount”), and (ii) there will be accrued but unpaid interest on the Notes for the period of October 21 to October 25 of $38,968.33 (the “Accrued Notes Interest Amount”), and FAT Brands and Seller desire that the total amount of the Accrued Notes Interest Amount plus the Accrued Exchange Shares Dividend Amount, which is equal to $258,157.38 (the “Total Accrued Dividend/Interest Amount”) shall be credited to Seller and reconciled on July 25, 2023 as provided in Section 8; and

WHEREAS, as of the date hereof, there is accrued but unpaid interest on the Initial Put/Call Price under the Put/Call Agreement of $247,916.67 (the “Accrued Initial Put/Call Interest Amount”), which such amount FAT Brands desires to pay to Seller as provided in Section 9.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

2. Partial Put/Call Closing.

(a) FAT Brands and Seller hereby agree that the Put/Call Closing with respect to the Exchange Shares shall be consummated concurrently with the execution and delivery hereof and, in connection therewith, FAT Brands shall deliver to Seller the Equity Interests and Seller shall deliver to FAT Brands the Exchange Shares, in each case, free and clear of all Liens, other than Liens arising under applicable securities Laws. In furtherance of, and to effect the foregoing, (i) concurrently with, and contingent upon, full and complete satisfaction of FAT Brands’ obligations under the immediately subsequent clause (ii), Seller hereby surrenders the Exchange Shares to FAT Brands free and clear of all Liens, other than Liens arising under applicable securities Laws, and (ii) concurrently with, and contingent upon, full and complete satisfaction of Seller’s obligations under the immediately foregoing clause (i), (x) FAT Brands hereby transfers, assigns and conveys the Equity Interests to Seller free and clear of all Liens, other than Liens arising under applicable securities Laws and (y) FAT Brands shall duly execute and deliver to Seller a unit power with respect to the Equity Interests in the form attached hereto as Exhibit A. Each of Seller and FAT Brands shall, upon the reasonable request of the other party, execute and deliver any additional customary documents and certificates and take such other customary action reasonably necessary to effectuate the purposes and objectives of the foregoing and any subsequent sale or other transfer by, or on behalf of, Seller or HoldCo of the Notes in accordance with the indenture therefor.

(b) Notwithstanding anything in the Put/Call Agreement to the contrary, nothing herein shall alter, affect, obviate or otherwise modify FAT Brands’ obligations under the Put/Call Agreement with respect to 1,025,562 of the Secondary Put/Call Shares (including FAT Brands’ obligation to pay the remaining Secondary Put/Call Price of $24,336,210 with respect thereto and to pay all dividends thereon and interest accruing under Section 3 of the Put/Call Agreement with respect thereto), provided that, and Seller agrees and acknowledges that, subject to FAT Brands fully satisfying its foregoing obligations, the occurrence of a Put Default (as defined in the Put/Call Agreement) with respect to such Secondary Put/Call Shares shall not, in and of itself, constitute a breach of the Put/Call Agreement, the Purchase Agreement or this Agreement if and for so long as such dividends and interest are timely paid as and when they become due and payable.

3. Seller Representations and Warranties. Seller hereby represents and warrants to FAT Brands that: (a) Seller has the full legal right, power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, and that this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) Seller owns and has title to the Exchange Shares, free and clear of any lien (other than any applicable federal or state securities law restrictions); and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite limited liability company action of Seller.

4. FAT Brands Representations and Warranties. FAT Brands hereby represents and warrants to Seller that: (a) FAT Brands has the full legal right, power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, and that this Agreement constitutes a legal, valid and binding obligation of FAT Brands, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) FAT Brands owns, and has good and valid title to, all of the Equity Interests, free and clear of any lien (other than any applicable federal or state securities law restrictions); (c) all of the Equity Interest are held beneficially and of record by FAT Brands and HoldCo is a wholly owned subsidiary of FAT Brands; (d) HoldCo owns, and has good and valid title to, the Notes free and clear of any lien (other than any applicable federal or state securities law restrictions) in accordance with applicable laws and otherwise; (e) since HoldCo’s date of formation, HoldCo has held no assets other than the Notes, and other than actions incidental to HoldCo’s formation and other than ownership of such Notes, HoldCo does not have, nor has it ever had, any other properties, assets, liabilities or obligations; and (f) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate action of FAT Brands and HoldCo.

5. Call Right.

(a) At any time and from time to time on and after the date hereof, FAT Brands may, in one or more transactions of at least $1,000,000 each, purchase from HoldCo or Seller all or a portion of the Class A/B Notes then held by HoldCo or Seller, as applicable, wherein the price of such portion of the Class A/B Notes to be purchased shall be equal to the Adjusted A/B Principal Balance of such Class A/B Notes, plus any and all accrued but unpaid interest on such Class A/B Notes through the date of any such purchase and sale of such Class A/B Notes (such amount, in the aggregate with respect to such Class A/B Notes, the “A/B Put/Call Price”), on the terms and subject to the conditions of this Section 5. For purposes of this Agreement, “Adjusted A/B Principal Balance” means an amount equal to (x) the sum of the outstanding principal balance of such Class A/B Notes as of the date of the purchase and sale thereof under this Section 5, (y) multiplied by 0.94.

(b) At any time and from time to time on and after July 25, 2023, FAT Brands may, in one or more transactions of at least $1,000,000 each, purchase from HoldCo or Seller all or a portion of the Class M Notes (but not, for the avoidance of doubt, the Class A/B Notes) then held by HoldCo or Seller, as applicable, wherein the price of such portion of the Class M Notes to be purchased shall be equal to the Standard Adjusted Class M Principal Balance of such Class M Notes, plus any and all accrued but unpaid interest on such Class M Notes through the date of any such purchase and sale of such Class M Notes (such amount, in the aggregate with respect to such Class M Notes, the “Standard Class M Put/Call Price”), on the terms and subject to the conditions of this Section 5. For purposes of this Agreement, “Standard Adjusted Class M Principal Balance” means an amount equal to (x) the sum of the outstanding principal balance of such Class M Notes as of the date of the purchase and sale thereof under this Section 5, (y) multiplied by 0.91.

(c) At any time and from time to time prior to July 25, 2023 (the “Early Call Period”), FAT Brands may, in one or more transactions of at least $1,000,000 each, purchase from HoldCo or Seller all or a portion of the Class M Notes (but not, for the avoidance of doubt, the Class A/B Notes) then held by HoldCo or Seller, as applicable, wherein the price of such portion of the Class M Notes to be purchased shall be equal to the Discounted Adjusted Class M Principal Balance of such Class M Notes, plus any and all accrued but unpaid interest on such Notes through the date of any such purchase and sale of such Notes (such amount, in the aggregate with respect to such Class M Notes, the “Discounted Class M Call Price” and, each of the Discounted Class M Call Price, the Standard Class M Put/Call Price and the A/B Put/Call Price, a “Call Price”), on the terms and subject to the conditions of this Section 5. For purposes of this Agreement, “Discounted Adjusted Class M Principal Balance” means an amount equal to (x) the sum of the outstanding principal balance of such Class M Notes as of the date of the purchase and sale thereof under this Section 5, (y) multiplied by 0.86.

(d) FAT Brands shall give Seller at least five (5) Business Days’ prior written notice of its election to purchase any Notes (a “Call Notice”), which Call Notice shall set forth the number of Notes to be purchased and the date and time of the closing (which shall be a Business Day) of the purchase and sale of such Notes (a “Call Closing”). Any such Call Closing for such Notes shall take place within five (5) Business Days following the date of such Call Notice virtually via the exchange of executed documents and other deliverables by PDF or other means of electronic delivery and wire transfer of funds on the applicable closing date.

(e) At each Call Closing, Seller shall, or shall cause HoldCo to, (i) deliver to FAT Brands instrument(s) of transfer, in customary form, sufficient to transfer the applicable Notes to FAT Brands free and clear of all Liens, other than Liens arising under applicable securities Laws, (ii) execute and deliver to FAT Brands a certificate in customary form containing only customary representations and warranties with respect to title to, and ownership of, the applicable Notes, authorization, execution and delivery of relevant documents and enforceability of such documents and (iii) execute such other customary certificates and documents and take such other customary actions as may be reasonably requested by FAT Brands to consummate such transactions. FAT Brands shall, concurrently with the receipt of such instrument(s) of transfer, pay to HoldCo or Seller, as applicable, the applicable Call Price. Payment shall be made in U.S. dollars by FAT Brands in cash by wire transfer of immediately available funds to an account designated by HoldCo or Seller, as applicable, at least two (2) Business Days prior to such Call Closing.

(f) If Seller satisfies, or causes HoldCo to satisfy, the requirements set forth in Section 5 and FAT Brands does not remit the applicable Call Price to HoldCo or Seller, as applicable, on the date of the applicable Call Closing (a “Call Breach”), such Call Price shall accrue interest at the rate of 10% per annum from the date such Call Closing should have occurred until the date on which such Call Closing actually occurs, which interest shall be payable in cash monthly no later than the first Business Day of each calendar month thereafter until the date of such Call Closing, upon which any such unpaid interest shall be paid and payable together with applicable Call Price (and, for the avoidance of doubt, shall be incremental and additional to any interest accruing on and under the Notes themselves). Subject to FAT Brands fully satisfying its obligations under this Section 5(f), the occurrence of a Call Breach shall not, in and of itself, constitute a breach of this Agreement if and for so long as the interest required under this Section 5(f) and under the applicable Notes are timely paid as and when they become due and payable. Notwithstanding the foregoing or anything else herein to the contrary, however, whether or not a Call Notice is delivered within the Early Call Period, if the applicable Call Closing does not occur on or prior to the end of the Early Call Period, then the price for the applicable Class M Notes shall be the Standard Class M Put/Call Price (and not the Discounted Class M Call Price) and all interest payable hereunder shall be determined in reference to the Standard Class M Put/Call Price (and not the Discounted Class M Call Price).

(g) If FAT Brands makes available, at the time and place and in the amount and form provided herein, such Call Price in accordance with this Section 5, then from and after such time HoldCo or Seller, as applicable, shall no longer have any rights, directly or indirectly, as holders of such Notes (other than the right to receive payment of such consideration in accordance herewith) and such Notes shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not instrument(s) of transfer with respect thereto have been delivered as required hereby; provided that, FAT Brands irrevocably deposits such Call Price with a nationally recognized escrow agent or trust company with irrevocable instructions in customary form to such escrow agent or trust company that such Call Price, be paid to HoldCo or Seller, as applicable, immediately upon delivery of the requisite instruments of transfer contemplated hereby.

6. Put Right.

(a) At any time and from time to time on and after July 25, 2023, HoldCo or Seller, as applicable, may require FAT Brands to purchase all or a portion of the Class A/B Notes wherein the price of such portion of the Class A/B Notes to be purchased shall be equal to the Adjusted A/B Principal Balance of such Class A/B Notes plus any and all accrued but unpaid interest on such Class A/B Notes through the date of any such purchase and sale of such Class A/B Notes (such amount, in the aggregate with respect to such Class A/B Notes, the “Class A/B Put Price”), on the terms and subject to the conditions of this Section 6.

(b) At any time and from time to time on and after July 25, 2023, HoldCo or Seller, as applicable, may require FAT Brands to purchase all or a portion of the Class M Notes wherein the price of such portion of the Class M Notes to be purchased shall be equal to the Standard Adjusted Class M Principal Balance of such Class M Notes plus any and all accrued but unpaid interest on such Class M Notes through the date of any such purchase and sale of such Class M Notes (such amount, in the aggregate with respect to such Class M Notes, the “Class M Put Price,” and each of the Class A/B Put Price and the Class M Put Price, a “Put Price”), on the terms and subject to the conditions of this Section 6.

(c) If HoldCo or Seller, as applicable, desire to exercise their rights under Sections 6(a) and/or 6(b) HoldCo or Seller, as applicable, shall give FAT Brands written notice of its election to sell to FAT Brands any Notes (a “Put Notice”), which Put Notice shall set forth the number and type of Notes to be purchased and the date and time of the closing (which shall be a Business Day) of the purchase and sale of such Notes (a “Put Closing”). Any such Put Closing for such Notes shall take place on the first Business Day which is at least sixty (60) days following the date of such Put Notice virtually via the exchange of executed documents and other deliverables by PDF or other means of electronic delivery and wire transfer of funds on the applicable closing date.

(d) At each Put Closing, Seller shall, or shall cause HoldCo to, (i) deliver to FAT Brands instrument(s) of transfer, in customary form, sufficient to transfer the applicable Notes to FAT Brands free and clear of all Liens, other than Liens arising under applicable securities Laws, (ii) execute and deliver to FAT Brands a certificate in customary form containing only customary representations and warranties with respect to title to, and ownership of, the applicable Notes, authorization, execution and delivery of relevant documents and enforceability of such documents and (iii) execute such other customary certificates and documents and take such other customary actions as may be reasonably requested by FAT Brands to consummate such transactions. FAT Brands shall, concurrently with the receipt of such instrument(s) of transfer, pay to HoldCo or Seller, as applicable, the applicable Put Price. Payment shall be made in U.S. dollars by FAT Brands in cash by wire transfer of immediately available funds to an account designated by HoldCo or Seller, as applicable, at least two (2) Business Days prior to such Put Closing.

(e) If Seller satisfies, or causes HoldCo to satisfy, the requirements set forth in Section 6 and FAT Brands does not remit the applicable Put Price to HoldCo or Seller, as applicable, on the date of the applicable Put Closing (a “Put Breach”), such Put Price shall accrue interest at the rate of 10% per annum from the date such Put Closing should have occurred until the date on which such Put Closing actually occurs, which interest shall be payable in cash monthly no later than the first Business Day of each calendar month thereafter until the date of such Put Closing, upon which any such unpaid interest shall be paid and payable together with applicable Put Price (and, for the avoidance of doubt, shall be incremental and additional to any interest accruing on and under the Notes themselves). Subject to FAT Brands fully satisfying its obligations under this Section 6(e), the occurrence of a Put Breach shall not, in and of itself, constitute a breach of this Agreement if and for so long as the interest required under this Section 6(e) and under the applicable Notes are timely paid as and when they become due and payable.

(f) If FAT Brands makes available, at the time and place and in the amount and form provided herein, such Put Price to be purchased in accordance with this Section 6, then from and after such time HoldCo or Seller, as applicable, shall no longer have any rights, directly or indirectly, as a holder of such Notes (other than the right to receive payment of such consideration in accordance herewith) and such Notes shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not instrument(s) of transfer with respect thereto have been delivered as required hereby; provided that, FAT Brands irrevocably deposits such Put Price with a nationally recognized escrow agent or trust company with irrevocable instructions in customary form to such escrow agent or trust company that such Put Price be paid to HoldCo or Seller, as applicable, immediately upon delivery of the requisite instruments of transfer contemplated hereby.

7. Covenants. From and after the date hereof until the date on which none of Seller or any of its Affiliates (including HoldCo) own any Notes, FAT Brands shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem, repurchase or otherwise acquire from any holder of, or declare or pay any dividend or other distribution in respect of, any shares of capital stock or other equity securities of FAT Brands or any of its Subsidiaries (other than (x) to fulfil FAT Brands’ obligations to Seller hereunder and/or under the Put/Call Agreement, (y) the declaration and payment of cash dividends ratably on all outstanding shares of FAT Brands’ Series B Cumulative Preferred Stock in accordance with Section 3 of the Amended and Restated Certificate of Designation in respect thereof dated July 14, 2020 (the “Certificate of Designation”), the declaration and payment of quarterly cash dividends ratably on all outstanding shares of Class A Common Stock and Class B Common Stock consistent with FAT Brands’ past practices, and/or the declaration and payment of cash dividends by Subsidiaries of FAT Brands to FAT Brands and/or another Subsidiary of FAT Brands, and/or (z) redemptions or repurchases by FAT Brands solely in exchange for, or the declaration and payment of dividends by FAT Brands payable solely in, shares of Junior Shares (as defined in the Certificate of Designation)), or (ii) issue or sell any Senior Shares or Parity Shares (each as defined in the Certificate of Designation) or any options, warrants or other rights to acquire any Senior Shares or Parity Shares (other than (x) if the proceeds thereof are used to fulfill FAT Brands’ obligations to Seller hereunder and/or under the Put/Call Agreement, (y) in exchange for cash proceeds which are used solely for working capital purposes of FAT Brands and its Subsidiaries in the ordinary course of business consistent with past practices, and/or (z) the issuance of Parity Shares as consideration for the acquisition of a non-Affiliated Person or all or substantially all of such Person’s business or assets, provided that the recipient of such Parity Shares is not granted and afforded any redemption or other rights with respect thereto which would require any cash payment(s) to such recipient(s) prior to satisfaction of FAT Brands’ obligations hereunder and under the Put/Call Agreement) or issue or sell, or issue or grant any options, warrants or other rights to acquire, any capital stock or other equity securities of any Subsidiary(ies) of FAT Brands (other than capital stock or other equity securities issued to FAT Brands or another Subsidiary thereof and which, for the avoidance of doubt shall not include debt securities the proceeds of which are used for working capital purposes in the ordinary course of business consistent with past practice or to acquire a non-Affiliate Person or all or substantially all of such Person’s business or assets), (iii) adopt a plan of liquidation, dissolution, restructuring, recapitalization, bankruptcy or other reorganization that materially and adversely affects Seller’s rights hereunder, (iv) amend, or propose to amend, FAT Brand’s Certificate of Incorporation or the Certificate of Designation or that certain Base Indenture, dated as of March 6, 2020, and amended and restated as of April 26, 2021, as supplemented by the Series 2022-1 Supplement, date as of July 6, 2022, in each case, between Fat Brands Royalty I, LLC, as Issuer, and UMB Bank, N.A., as Trustee, in each case, in any manner materially adverse to HoldCo’s or Seller’s rights and entitlements in respect of the Notes or arising hereunder, or (v) authorize, commit or agree to do any of the foregoing.

8. Purchase Price Adjustment and Total Accrued Dividend/Interest Amount Settlement.

(a) In full and final settlement and resolution of the Purchase Price Adjustment, FAT Brands and Seller hereby agree that (i) the Closing Cash Proceeds exceeded the Estimated Closing Cash Proceeds by more than $4,000,000 (such amount being the maximum amount FAT Brands is required to pay to Seller pursuant to 2.04(h)(ii) of the Purchase Agreement (in addition to instructing the Escrow Agent to release the Purchase Price Adjustment Escrow Funds to Seller, which the parties acknowledge occurred on April 7, 2022)) and, therefore, (ii) the amount owed to Seller pursuant to Section 2.04(h)(ii) of the Purchase Agreement is equal to $4,000,000, and (iii) such amount shall be increased by the Total Accrued Dividend/Interest Amount (such net amount of the foregoing clauses (ii) and (iii), the “Shortfall Amount”), which amount shall be due and payable on July 25, 2023 (the “Settlement Date”).

(b) If any portion of the Shortfall Amount is not paid on or before the Settlement Date, such unpaid portion of the Shortfall Amount shall accrue interest at the rate of 10% per annum from and after July 25, 2023, which interest shall thereafter be payable in cash monthly no later than the first Business Day of each calendar month thereafter until the entire Shortfall Amount is paid in full. Subject to FAT Brands fully satisfying its obligations under this Section 8(b), the failure to pay the Shortfall Amount on or prior to July 25, 2023 shall not, in and of itself, constitute a breach of this Agreement if and for so long as the interest required under this Section 8(b) is timely paid as and when it becomes due and payable. The foregoing constitutes the final settlement, release and waiver of any and all claims or liabilities of any type or nature with respect to Section 2.04 of the Purchase Agreement, the Closing Statement, the Objection Notice and the calculation, and amount of, the Estimated Closing Cash Proceeds, and the Closing Cash Proceeds (and the calculations of Indebtedness, Cash, Closing Working Capital and Transaction Expenses therein). In addition, each of FAT Brands and Seller hereby waive any right to demand or collect any of their respective fees, costs or expenses incurred in connection with the Purchase Price Adjustment.

9. Accrued Initial Put/Call Interest Amount. Concurrent with the execution and delivery of this Agreement, FAT Brands shall pay, or cause to be paid, to Seller the Accrued Initial Put/Call Interest Amount by wire transfer of immediately available funds to an account designated by Seller.

10. Expenses. All fees, costs and expenses incurred in connection with the negotiation and performance of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

11. Miscellaneous. The following provisions of the Purchase Agreement are incorporated herein mutatis mutandis (with the references therein to “this Agreement” and the “parties” referring to this Agreement and the parties hereto, respectively, and with any other logically necessary changes): 13.03 (Notices); 13.05 (Severability); 13.06 (Construction); 13.07 (Amendment and Waiver); 13.08 (Complete Agreement); 13.10 (Counterparts); 13.11 (Governing Law; Choice of Law); 13.12 (Arbitration; Waiver of Jury Trial); 13.13 (Legal Representation); 13.14 (Non-Recourse Parties); 13.17 (Specific Performance); and 13.19 (Prevailing Party). This Agreement, the Put/Call Agreement, the Put Notice, and the Purchase Agreement contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, negotiations, understandings, statements or proposals with respect to the subject matter hereof.

12. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either FAT Brands or Seller (other than Seller’s assignment or delegation to HoldCo) without the prior written consent of the other party; provided that, Seller (and/or any valid assignee thereof) may assign any of its respective rights under this Agreement, in whole or in part, to any Affiliate(s) or its direct and indirect equityholders or, upon and following any Put Breach or Call Breach, any other Person to whom any Notes are transferred, in each case, so long as such assignee(s) agrees in writing to be bound by the terms and conditions hereof with respect to the applicable Notes.

13. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, remedy of any nature whatsoever or by reason of this Agreement.

14. No Waiver. Except as otherwise explicitly stated in this Agreement, nothing in this Agreement shall be interpreted to waive, release, or modify any rights or obligations either party has under the Purchase Agreement or Put/Call Agreement, including but not limited to their rights and obligations with respect to the remaining portion of the Secondary Put/Call Shares and remaining portion of the Secondary Put/Call Price, each as defined in the Put/Call Agreement.

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IN WITNESS WHEREOF, each party has duly executed and delivered this Exchange Agreement as of the date first above written.

FAT BRANDS:

FAT BRANDS INC.

By:	/s/ Andrew Wiederhorn
Name:	Andrew Wiederhorn
Title:	President and Chief Executive Officer

SELLER:

Twin Peaks Holdings, LLC

By:	/s/ Matt Perelman
Name:	Matt Perelman
Title:	Co-President

Signature Page to Exchange Agreement

EXHIBIT A

UNIT POWER

This Assignment of SECURITIES (this “Assignment”) is being executed and delivered by the undersigned, FAT Brands Inc., a Delaware corporation (the “Transferor”), pursuant to Section 2(a) of that certain Exchange Agreement, dated October 21, 2022 (the “Exchange Agreement”), by and between Transferor and Twin Peaks Holdings, LLC, a Delaware limited liability company (“Transferee”). Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Exchange Agreement.

For value received, the Transferor hereby sells, transfers, assigns, conveys and delivers to Transferee all of the Transferor’s right, title and interest in and to all of Equity Interests of FBR-I HoldCo LLC, a Delaware limited liability company (“HoldCo”) standing in the Transferor’s name on the books of HoldCo, free and clear of all liens or other encumbrances.

The Transferor hereby irrevocably constitutes and appoints Transferee (or any officer of Transferee) as the Transferor’s true and lawful attorney-in-fact, with full power of substitution, and empowers Transferee, for and in the name and stead of the Transferor, to sell, transfer (on the books of Transferee or otherwise), hypothecate, liquidate or otherwise dispose of all or any portion of the Equity Interests and, for that purpose, to make, sign, execute and deliver any documents or perform any other act necessary for such sale, transfer, hypothecation, liquidation or other disposition. The Transferor acknowledges that this appointment is coupled with an interest and shall not be revocable for any reason.

This Assignment shall be effective concurrently with the execution and delivery of the Exchange Agreement.

TRANSFEROR:

FAT BRANDS INC.
By:
Name:	Andrew Wiederhorn
Title:	President and Chief Executive Officer